Exhibit (a)(1)(iii)

GOLDMAN SACHS PRIVATE CREDIT CORP. ACCOUNT #: ______________ (Should be the same as on page 2)

Letter of Transmittal

Regarding Shares in Goldman Sachs Private Credit Corp.

Tendered Pursuant to the Offer to Purchase

Dated August 3, 2023

The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on August 31, 2023 and this Letter of Transmittal must be received by

the Fund’s Tender Offer Service Agent as set forth below by

11:59 p.m., Eastern Time, on August 31, 2023, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Goldman Sachs Private Credit Corp. (the “Fund”), a Delaware corporation that is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, the shares of common stock, par value $0.001 per share (the “Shares”), of the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 3, 2023 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby.

The undersigned acknowledges that the cash payment(s) of the purchase price for the Shares in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired pursuant to the instructions on file with the Fund’s Tender Offer Service Agent, SS&C Technologies, Inc.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: SEPTEMBER 30, 2023

TENDER OFFER EXPIRATION DATE: 11:59 P.M. (EASTERN TIME), AUGUST 31, 2023 (THE “EXPIRATION DATE”)

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Tender Offer Service Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS TO THE FUND’S TENDER OFFER SERVICE AGENT AT:

MAIL:	Goldman Sachs Private Credit Corp.

      c/o SS&C Technologies, Inc.

      P.O. Box 219743

      Kansas City, MO 64121

EMAIL: goldman@dstsystems.com

      Attention: Goldman Sachs Private Credit Corp.

PART 1 - NAME (AS IT APPEARS ON YOUR GOLDMAN SACHS PRIVATE CREDIT CORP. STATEMENT) AND CONTACT INFORMATION

Fund Name: Goldman Sachs Private Credit Corp.__________________________________________________

Fund Account #: ____________________________________________________________________________

Account Name/Registration: ___________________________________________________________________

Address: ___________________________________________________________________________________

City, State, Zip ______________________________________________________________________________

Telephone Number: __________________________________________________________________________

Email Address: ______________________________________________________________________________

Financial Intermediary Firm Name: ______________________________________________________________

Financial Intermediary Account #: _______________________________________________________________

Financial Advisor Name: ______________________________________________________________________

Financial Advisor Telephone #: _________________________________________________________________

PART 2 - REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Class I Shares (please only provide a number of Shares, not a dollar amount):

___________________________ (number of Class I Shares wishing to submit for repurchase)

*

If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

PART 3 - PAYMENT

Payments will be directed back to you pursuant to the instructions on file with the Fund’s Tender Offer Service Agent. Contact your financial intermediary or account manager if you have any questions.

PART 4 - SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Confidential Private Placement Memorandum (as supplemented, including by the information incorporated by reference therein, the “PPM”) and the Offer to Purchase dated August 3, 2023 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Company’s PPM. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering stockholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)
Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)

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